Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: H. P. Mechler

Senior Vice President & CFO

281-490-9652

Imperial Sugar Company

Receives Partnership Distribution

Sugar Land, Texas (October 17, 2007) – Imperial Sugar Company (NASDAQ:IPSU) announced that it received an $11.2 million cash distribution from a long-term limited partnership investment, as a result of the partnership selling its principal asset, an interest in a fuel oil terminal in the Port of Houston. Imperial expects to report the distribution as a gain in its first fiscal quarter ending December 31, 2007.

About Imperial Sugar

Imperial Sugar Company is one of the largest processors and marketers of refined sugar in the United States to food manufacturers, retail grocers and foodservice distributors. The Company markets products nationally under the Imperial®, Dixie Crystals® and Holly® brands. For more information about Imperial Sugar, visit www.imperialsugar.com.

Statements regarding future market prices and margins, future energy costs, future operating results, future availability of raw sugar, operating efficiencies, results of future investments, future government and legislative actions, future outcomes of legal proceedings, future cost savings, future benefit costs, our liquidity and ability to finance our operations, and other statements that are not historical facts contained in this release are forward-looking statements that involve certain risks, uncertainties and assumptions. These include, but are not limited to, market factors, energy costs, the effect of weather and economic conditions, farm and trade policy, our ability to realize planned cost savings and other improvements, the available supply of sugar, results of actuarial assumptions, strategic initiatives, actual or threatened acts of terrorism or armed hostilities, legislative, administrative and judicial actions and other factors detailed in the Company’s Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.